Exhibit 2.2
TENDER AND VOTING AGREEMENT
     This TENDER AND VOTING AGREEMENT (this “Agreement”) dated August 6, 2010, is entered into between Nabors Industries Ltd., a Bermuda exempt company (“Parent”), Diamond Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Parent (“Sub”), and the undersigned stockholders of the Company (each a “Stockholder”), with respect to (a) the shares of common stock, par value $0.01 per share (the “Shares”), of Superior Well Services, Inc., a Delaware corporation (the “Company”), (b) all securities exchangeable, exercisable or convertible into Shares and (c) any securities issued or exchanged with respect to such Shares upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or upon any other change in the Company’s capital structure, in each case whether now owned or hereafter acquired by the Stockholder (collectively, the “Securities”).
W I T N E S S E T H:
     WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, other than to lower the price to be paid in the Offer or Merger, the “Merger Agreement”) pursuant to which Sub has agreed to make a cash tender offer as described therein and thereafter merge with and into the Company (the “Merger”) with the result that the Company becomes a wholly owned subsidiary of Parent;
     WHEREAS, as of the date hereof, Stockholder is the record or beneficial owner and has the power to dispose of the Securities set forth on Schedule I hereto and has the power to vote, or cause to be voted, the Shares set forth thereon, except as otherwise set forth on Schedule I;
     WHEREAS, Parent and Sub desire to enter into this Agreement in connection with their efforts to consummate the acquisition of the Company; and
     WHEREAS, capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Merger Agreement.
     NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
CERTAIN COVENANTS
     1.1 Lock—Up. Subject to Section 1.5, except as contemplated by the Merger Agreement, Stockholder hereby covenants and agrees that at any time prior to the Termination Date, Stockholder will not (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote in any manner any of the Securities, or agree to do any of the foregoing, or (b) take any action which would have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

Notwithstanding the foregoing, Stockholder may transfer any or all of the Securities as follows: (i) in the case of a Stockholder that is an entity, to any subsidiary, partner or member of Stockholder, and (ii) in the case of an individual Stockholder, to Stockholder’s spouse, ancestors, descendants or any trust for any of their benefits or to a charitable trust; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, (A) each person to which any of such Securities or any interest in any of such Securities is or may be transferred (1) shall have executed and delivered to Parent and Sub a counterpart to this Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement, and (2) shall have agreed in writing with Parent and Sub to hold such Securities or interest in such Securities subject to all of the terms and provisions of this Agreement, and (B) this Agreement shall be the legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms.
     1.2 No Solicitation. Prior to the Termination Date, the Stockholder shall not, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 6.5 of the Merger Agreement.
     1.3 Certain Events. This Agreement and the obligations hereunder will attach to the Securities and will be binding upon any person to which legal or beneficial ownership of any or all of the Securities passes, whether by operation of Law or otherwise, including without limitation, Stockholder’s successors or assigns. This Agreement and the obligations hereunder will also attach to any additional Shares or other Securities of the Company issued to or acquired by Stockholder.
     1.4 Grant of Proxy; Voting Agreement.
          (a) Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities and, during the period prior to the Termination Date, hereby irrevocably appoints officers of Parent as proxy for Stockholder to vote the Securities for Stockholder and in Stockholder’s name, place and stead, at any annual, special or other meeting or action of the stockholders of the Company, as applicable, or at any adjournment thereof or pursuant to any consent of the stockholders of the Company, in lieu of a meeting or otherwise, whether before or after the Acceptance Time, (i) for the adoption of the Merger Agreement and the approval of Merger, and (ii) against any proposal regarding any other Takeover Proposal. Parent hereby acknowledges that the proxy granted hereby shall not be effective for any other purpose. The parties acknowledge and agree that neither Parent, nor Parent’s successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees), and compensation of any kind or nature whatsoever to Stockholder in connection with or as a result of any voting by officers of Parent of the Securities subject to the irrevocable proxy hereby granted to Parent at any annual, special or other meeting or action or the execution of any consent of the stockholders of the Company for the purpose set forth herein.
          (b) This irrevocable proxy shall not be terminated by any act of Stockholder or by operation of law, whether by the death or incapacity of Stockholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership). If prior to the Termination Date, Stockholder should die or become incapacitated, or if any trust or estate holding the Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, certificates representing the Securities shall be delivered by or on behalf of Stockholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by Parent hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.
     1.5 Tender of Securities. Stockholder agrees, in exchange for the consideration described in the Merger Agreement, to (a) tender any Shares owned of record by Stockholder or for which Stockholder has sole dispositive power prior to the Offer Commencement Date to Sub in the Offer not later than five (5) Business Days following the Offer Commencement Date, and (b) tender any Shares acquired by Stockholder after the Offer Commencement Date to Sub in the Offer not later than the earlier of (i) five (5) Business Days following the acquisition of such Shares or (ii) the Acceptance Time, and Stockholder shall not withdraw any Shares so tendered under clauses (a) and (b) above unless the Offer is terminated or this Agreement shall have been terminated in accordance with its terms; provided, however, that Stockholder shall not be required, for purposes of this Agreement, to tender any Shares granted to such Stockholder under a Company Benefit Plan which are unvested and subject to any risk of forfeiture, and Stockholder shall not have any obligation under this Section 1.5 to tender such Stockholder’s Shares into the Offer if that tender could cause such Stockholder to incur liability under Section 16(b) of the Exchange Act.
     1.6 Reliance By Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.
     1.7 Public Announcement. Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of Parent, except as may be required by Law, including any filings with the SEC pursuant to the Exchange Act. This Section 1.7 shall terminate and be null and void upon the earlier of (a) the Termination Date and (b) consummation of the Merger.
     1.8 Disclosure. Stockholder hereby authorizes Parent and Sub to publish and disclose in any announcement or disclosure required by the SEC, the NYSE or NASDAQ or any other national securities exchange and in the Offer Documents and, if necessary, the Proxy Statement (including all documents and schedules filed with the SEC in connection with either of the foregoing), Stockholder’s identity and ownership of the Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement. Parent and Sub hereby authorize Stockholder to make such disclosure or filings as may be required by the SEC, the NYSE, the NASDAQ or any other national securities exchange.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
     Stockholder hereby represents and warrants to Parent and Sub, as of the date hereof and as of the date Sub purchases Shares pursuant to the Offer, that:
     2.1 Ownership. As of the date hereof, Stockholder holds of record or beneficially the Securities set forth on Schedule I, in each case, except as set forth on Schedule I, free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, other than those arising under the securities laws or under the Company’s governance documents (collectively, “Liens”). At the time Sub purchases Shares pursuant to the Offer, Stockholder will transfer and convey, or cause to be transferred or conveyed, to Sub or its designee good and marketable title to the Shares included in the Securities, free and clear of all Liens created by or arising through Stockholder.
     2.2 Authorization. Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to the Securities with no restrictions on its voting rights or rights of disposition pertaining thereto, except as set forth in the Securities or pursuant to applicable community property Laws. Stockholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity. If the Stockholder is married and the Securities constitute community property, this Agreement has been duly authorized, executed and delivered by the Stockholder’s spouse, and this Agreement is a legal, valid and binding agreement of the Stockholder’s spouse, enforceable against the Stockholder’s spouse in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.
     2.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Stockholder to file or register with, or obtain any permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity other than filings with the SEC pursuant to the Exchange Act, or (b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any Law binding upon Stockholder, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have an adverse effect on Stockholder’s ability to satisfy its obligations under this Agreement. As of the date hereof, no proceedings are pending which, if adversely determined, will have an adverse effect on Stockholder’s ability to vote or dispose of any of the Securities.

     2.4 Stockholder Has Adequate Information. Stockholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Securities and has independently and without reliance upon either Sub or Parent and based on such information as Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Stockholder acknowledges that neither Sub nor Parent has made and neither makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Stockholder acknowledges that the agreements contained herein with respect to the Securities held by Stockholder are irrevocable (prior to the Termination Date), and that Stockholder shall have no recourse to the Securities, Parent or Sub, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement.
     2.5 No Setoff. Stockholder has no liability or obligation related to or in connection with the Securities other than the obligations to Parent and Sub as set forth in this Agreement.
     2.6 No Amounts Payable to Stockholder. Except as disclosed in the Merger Agreement, there are no amounts due or payable by the Company or any of its Subsidiaries to Stockholder or any of its affiliates or associates in connection with the transactions contemplated by the Merger Agreement or this Agreement or otherwise (other than any payments required under the Merger Agreement solely in exchange for equity securities of the Company or payments, if any, to be made pursuant to Company Benefit Plans disclosed in the Company Disclosure Letter).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
     Parent and Sub hereby represent and warrant to Stockholder, as of the date hereof that:
     3.1 Authorization. Parent and Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Parent and Sub have duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.
     3.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Parent or Sub to file or register with, or obtain any permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity other than filings with the SEC pursuant to the Exchange Act or pursuant to the HSR Act, or (b) violate, cause a breach of or default under, or conflict with any contract, agreement or understanding, any Law binding upon Parent or Sub, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have an adverse effect on Parent’s or Sub’s ability to satisfy its obligations under this Agreement. As of the date hereof, no proceedings are pending which, if adversely determined, will have an adverse effect on Parent’s or Sub’s ability to vote or dispose of any of the Securities.
ARTICLE IV
SURVIVAL OF REPRESENTATIONS AND WARRANTIES
     The respective representations and warranties of Stockholder, Parent and Sub contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto. All representations and warranties shall terminate on the Termination Date.
ARTICLE V
SPECIFIC PERFORMANCE
     Stockholder acknowledges that Sub and Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to Sub and Parent upon the breach by Stockholder of such covenants and agreements, Sub and Parent shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.
ARTICLE VI
MISCELLANEOUS
     6.1 Termination Date. This Agreement and all obligations hereunder shall terminate upon the earlier of (a) the Effective Time, (b) the Walk-Away Date, (c) the date of any modification, waiver or amendment to the Merger Agreement in a manner that reduces the Offer Price and (d) the termination of the Merger Agreement pursuant to Section 8.1 thereof (the earliest of (a), (b), (c) and (d), the “Termination Date”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 6.1 shall relieve any party from liability for any willful breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article VI shall survive any termination of this Agreement.
     6.2 Capacity as a Stockholder; Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder’s capacity as a record holder and beneficial owner of Securities, and makes no agreement or understanding in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust, and (b) nothing herein will be construed to limit or affect any action or inaction by the Stockholder serving on the Company Board of Directors or on the board of directors of any Company Subsidiary or as an officer or fiduciary of the Company, any Company Subsidiary or any employee benefit plan or trust, acting in such person’s capacity as a director, officer, trustee and/or fiduciary.
     6.3 Appraisal Rights. Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.
     6.4 Additional Shares; Adjustments. If, after the date hereof, the Stockholder acquires beneficial or record ownership of any additional Shares (any such shares, “Additional Shares”), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of the Company or any other Equity Right of the Company, or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Stockholder of beneficial ownership of such Additional Shares.
     6.5 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement. Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it.
     6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.
     6.7 Entire Agreement; No Third Party Beneficiaries. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.
     6.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     6.9 Assignment. Without limitation to Section 1.1, this Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that each of Parent and Sub may freely assign its rights to another direct or indirect wholly owned subsidiary of Parent or Sub without such prior written approval but no such assignment shall relieve Parent or Sub of any of its obligations hereunder or require additional approvals of third parties. Any purported assignment requiring consent without such consent shall be void.
     6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.
     6.11 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report), or five (5) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:
          (a)     if to Parent or Sub, to:
Nabors Industries Ltd.
Mintflower Place
8 Par-La-Ville Road
Hamilton, HM08
Bermuda
Attn: General Counsel
Facsimile: (281) 775-4319
with a copy to:
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
Attn: Charles J. Conroy, Esq.
Facsimile: (212) 822-5671
          (b)     If to Stockholder, to the addresses indicated on Schedule I hereto.
Any party may by notice given in accordance with this Section 6.11 to the other parties to designate updated information for notices hereunder.
     6.12 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to its principles of conflicts of Laws.
     6.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties herto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
     6.14 Further Assurances. From time to time, at Parent’s request and without further consideration, Stockholder shall execute and deliver to Parent such documents and take such action as Parent may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Parent good, valid and marketable title to the Securities, including, but not limited to, using its best efforts to cause the appropriate transfer agent or registrar to transfer of record the Securities.

     6.15 Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
     6.16 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     6.17 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board of Directors has adopted and approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s certificate of incorporation, the possible acquisition of the Shares by Parent and Sub pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto.
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     IN WITNESS WHEREOF, Parent, Sub and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

NABORS INDUSTRIES LTD.
By:
	Name:	Mark D. Andrews
	Title:	Corporate Secretary

DIAMOND ACQUISITION CORP.
By:
	Name:	Jose S. Cadena
	Title:	Vice President

[Signature page to Tender and Voting Agreement]

STOCKHOLDER:
Name: David E. Wallace

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STOCKHOLDER:
Name: Jacob B. Linaberger

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STOCKHOLDER:
Name: Rhys R. Reese

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STOCKHOLDER:
C. H. Snyder, Jr.

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STOCKHOLDER:
Dennis C. Snyder

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STOCKHOLDER:
Richard G. Snyder

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STOCKHOLDER:
David E. Snyder

Sandra J. Snyder

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STOCKHOLDER:
Mark A. Snyder

Carolyn P. Snyder

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STOCKHOLDER:
Thomas C. Snyder

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STOCKHOLDER: SNYDER ASSOCIATED COMPANIES, INC.
By:
	Name:	David E. Snyder
	Title:	President

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STOCKHOLDER: DENNIS C. SNYDER 2008 GRANTOR RETAINED ANNUITY TRUST
By:
	Name:	Meghan Snyder, Trustee

By:
	Name:	Elizabeth Snyder, Trustee

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STOCKHOLDER:
Sally A. Snyder

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STOCKHOLDER: DENNIS C. SNYDER 2010 GRANTOR RETAINED ANNUITY TRUST
By:
	Name:	Meghan Snyder, Trustee

By:
	Name:	Elizabeth Snyder, Trustee

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STOCKHOLDER: BUFFALO VALLEY REAL ESTATE CO.
By:
Name:
	Title:	President

STOCKHOLDER: SNYDER INDUSTRIES, INC.
By:
Name:
	Title:	President

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STOCKHOLDER: C. H. SNYDER, JR. 2010 GRANTOR RETAINED ANNUITY TRUST
By:
	Name:	Dennis C. Snyder, Trustee

By:
	Name:	Richard G. Snyder, Trustee

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STOCKHOLDER: ELMER A. AND ANNABELLE C. SNYDER IRREVOCABLE SEPARATE SHARES GREAT-GRANDCHILDREN TRUST
By:
	Name:	David E. Snyder, Trustee

By:
	Name:	Mark A. Snyder, Trustee

By:
	Name:	Thomas C. Snyder, Trustee

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STOCKHOLDER: THOMAS C. SNYDER 2008-A GRANTOR RETAINED ANNUITY TRUST
By:
	Name:	Mark A. Snyder, Trustee

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STOCKHOLDER: THOMAS C. SNYDER 2010 GRANTOR RETAINED ANNUITY TRUST
By:
	Name:	Mark A. Snyder, Trustee

[Signature page to Tender and Voting Agreement]

Schedule I
To the Tender and Voting Agreement
1.	Securities held by Stockholder:

	Restricted Shares under
	stock incentive plan
Common Stock	Vested	Unvested
1,058,067	18,300	32,950
2.	Address to which notices or other communications are to be sent in accordance with Section 6.11 of this Agreement:

Stockholder:	David E. Wallace
1380 Rt. 286 East, Suite 121
Indiana, PA 15701
Telephone: 724-465-8904
Facsimile: 724-465-8907

Schedule I
To the Tender and Voting Agreement
1.	Securities held by Stockholder:

	Restricted Shares under
	stock incentive plan
Common Stock	Vested	Unvested
936,037	10,437	23,300
2.	Address to which notices or other communications are to be sent in accordance with Section 6.11 of this Agreement:

Stockholder:	Jacob B. Linaberger
1380 Rt. 286 East, Suite 121
Indiana, PA 15701
Telephone: 724-465-8904
Facsimile: 724-465-8907

Schedule I
To the Tender and Voting Agreement
1.	Securities held by Stockholder:

	Restricted Shares under
Common Stock	stock incentive plan
	Vested	Unvested
901,500	13,200	23,300
2.	Address to which notices or other communications are to be sent in accordance with Section 6.11 of this Agreement:

Stockholder:	Rhys R. Reese
1380 Rt. 286 East, Suite 121
Indiana, PA 15701
Telephone: 724-465-8904
Facsimile: 724-465-8907

Schedule I
To the Tender and Voting Agreement
1.	Securities held by Stockholder:

		Restricted Shares
Stockholder Name	Common Stock	Vested	Unvested
C. H. Snyder, Jr.(1)	1,456,708
Dennis C. Snyder(2)	1,419,052
Richard G. Snyder(3)	2,591,056
David E. Snyder(4)	2,706,910	7,950	12,050
Mark A. Snyder(5)	3,510,150	7,950	12,050
Thomas C. Snyder(6)	1,475,708
Snyder Associated Companies, Inc.(7)	1,332,827
Dennis C. Snyder 2008 Grantor Retained Annuity Trust (8)	837,841
Sally A. Snyder	259,546
Dennis C. Snyder 2010 Grantor Retained Annuity Trust (8)	404,163
Buffalo Valley Real Estate Co. (9)	119,881
Snyder Industries, Inc. (10)	1,332,827
C. H. Snyder, Jr. 2010 Grantor Retained Annuity Trust (11)	86,225
Elmer A. and Annabelle C. Snyder Irrevocable Separate Shares Great-Grandchildren Trust (12)	22,000

		Restricted Shares
Stockholder Name	Common Stock	Vested	Unvested
Thomas C. Snyder 2008-A Grantor Retained Annuity Trust (13)	703,933
Thomas C. Snyder 2010 Grantor Retained Annuity Trust (13)	241,825
Sandra J. Snyder (14)	1,239,452
Carolyn P. Snyder (15)	80,449

(1)	Mr. C. H. Snyder, Jr. directly owns 4,000 shares and indirectly owns 1,332,827 shares through Snyder Associated Companies, Inc. Mr. C. H. Snyder, Jr. is a shareholder of Snyder Associated Companies, Inc., serves as its Executive Vice President and is a member of its board of directors. As such, Mr. C. H. Snyder, Jr. may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc., a wholly-owned subsidiary of Snyder Industries, Inc. In addition, of the shares indicated as beneficially owned by Mr. C. H. Snyder, Jr., 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. C. H. Snyder, Jr. is an executive officer and director of Buffalo Valley Real Estate Co., and, as such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Co.

(2)	Of the shares indicated as beneficially owned by Mr. Dennis C. Snyder, no shares are directly owned by him and 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Dennis C. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and is a member of its board of directors. As such, Mr. Dennis C. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. In addition, of the shares indicated as beneficially owned by Mr. Dennis C. Snyder, 86,225 shares are indirectly owned by him through the C. H. Snyder, Jr. 2010 Grantor Retained Annuity Trust, which directly owns the shares. Mr. Dennis C. Snyder is a trustee and contingent beneficiary of the C. H. Snyder, Jr. 2010 Grantor Retained Annuity Trust, and, as such, he may be deemed to have voting and dispositive power over the shares directly owned by the C. H. Snyder, Jr. 2010 Grantor Retained Annuity Trust.

(3)	Of the shares indicated as beneficially owned by Mr. Richard G. Snyder, 1,172,004 shares are directly owned by him and 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Richard G. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and is a member of its board of directors. As such, Mr. Richard G. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. In addition, of the shares indicated as beneficially owned by Mr. Richard G. Snyder, 86,225 shares are indirectly owned by him through the C. H. Snyder, Jr. 2010 Grantor Retained Annuity Trust, which directly owns the shares. Mr. Richard G. Snyder is a trustee and contingent beneficiary of the C. H. Snyder, Jr. 2010 Grantor Retained Annuity Trust, and, as such, he may be deemed to have voting and dispositive power over the shares directly owned by the C. H. Snyder, Jr. 2010 Grantor Retained Annuity Trust.

(4)	Of the shares indicated as beneficially owned by David E. Snyder, 1,244,452 shares are directly owned by him, excluding 20,000 restricted shares issued to him pursuant to our stock incentive plan of which 7,950 shares are vested and separate reflected in the table above, and 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. David E. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its President and Treasurer and is a member of its board of directors. As such, Mr. David E. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. Of the shares indicated as beneficially owned by Mr. David E. Snyder, 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. David E. Snyder is an executive officer and director of Buffalo Valley Real Estate Co. As such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Company. Of the shares indicated as beneficially owned by Mr. David E. Snyder, 22,000 shares are indirectly owned by him through the Elmer A. & Annabelle C. Snyder Irrevocable Separate Shares Great-Grandchildren Trust, which directly owns the 22,000 shares. Mr. David E. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. Of the shares indicated as beneficially owned by Mr. David E. Snyder, 1,239,452 of his shares are held in his name and the name of his spouse, Sandra J. Snyder, as joint tenants by the entirety.

(5)	Of the shares indicated as beneficially owned by Mark A. Snyder, 1,089,684 shares are directly owned by him, excluding 20,000 restricted shares issued to him pursuant to our stock incentive plan of which 7,950 shares are vested and separate reflected in the table above, and 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Mark A. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Secretary and is a member of its board of directors. As such, Mr. Mark A. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. Mark A. Snyder is an executive officer and director of Buffalo Valley Real Estate Co. As such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Co. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 22,000 shares are indirectly owned by him through the Elmer A. & Annabelle C. Snyder Irrevocable Separate Shares Great-Grandchildren Trust, which directly owns the 22,000 shares. Mr. Mark A. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 703,933 shares are indirectly owned by him through the Thomas C. Snyder 2008-A Grantor Retained Annuity Trust, which directly owns the 703,933 shares. Mr. Mark A. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 241,825 shares are indirectly owned by him through the Thomas C. Snyder 2010 Grantor Annuity Trust which directly owns 241,825 shares. Mr. Mark A. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 80,449 of the shares are held in his name and the name of his spouse, Carolyn P. Snyder, as joint tenants by the entirety.

(6)	Of the shares indicated as beneficially owned by Thomas C. Snyder, 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Thomas C. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and is a member of its board of directors. As such, Mr. Thomas C. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. Of the shares indicated as beneficially owned by Mr. Thomas C. Snyder, 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. Thomas C. Snyder is an executive officer and director of Buffalo Valley Real Estate Co. As such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Company. Of the shares indicated as beneficially owned by Mr. Thomas C. Snyder, 22,000 shares are indirectly owned by him through the Elmer A. & Annabelle C. Snyder Irrevocable Separate Shares Great-Grandchildren Trust, which directly owns the 22,000 shares. Mr. Thomas C. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. Additionally, Mr. Snyder’s wife is a custodian of a UGMA account for his step-grandchild and, as such, he may be deemed to have voting and dispositive power over the 1,000 shares directly owned by such account.

(7)	Snyder Associated Companies, Inc. indirectly owns 1,332,827 shares through Snyder Industries, Inc., its wholly-owned subsidiary.

(8)	Meghan Snyder and Elizabeth Snyder are co-trustees.

(9)	See footnotes 1, 4, 5 and 6 above.

(10)	See footnotes 1 through 6 above.

(11)	See footnotes 2, 3 and 5 above.

(12)	See footnotes 4 through 6 above.

(13)	See footnote 5 above.

(14)	Sandra J. Snyder holds these shares as joint tenants by the entirety with her spouse, David E. Snyder.

(15)	Carolyn P. Snyder owns these shares as joint tenants by the entirety with her spouse, Mark A. Snyder.
2.	Address to which notices or other communications are to be sent in accordance with Section 6.11 of this Agreement:

For each Stockholder:	[Name of Shareholder] c/o Superior Well Services, Inc.
One Glade Park East
P.O. Box 1022
Kittanning, PA 16201
Telephone: (724) 548-8101
Facsimile: (724) 545-2989